As filed with the Securities and Exchange Commission on April 12, 2000
                                            Registration Statement No. 333-88283


--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                   TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               MCI WORLDCOM, INC.
             (Exact name of registrant as specified in its charter)
                   GEORGIA                                 58-1521612
        (State or other jurisdiction                    (I.R.S. Employer
      of incorporation or organization)                Identification No.)

                            500 Clinton Center Drive
                           Clinton, Mississippi 39506
                                 (601) 460-5600

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            P. Bruce Borghardt, Esq.
                               MCI WORLDCOM, Inc.
                         10777 Sunset Office, Suite 330
                            St. Louis, Missouri 63127
                                 (314) 909-4100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------
                        Copies of all correspondence to:

                              R. Randall Wang, Esq.
                                 Bryan Cave LLP
                         211 North Broadway, Suite 3600
                            St. Louis, Missouri 63102
                                 (314) 259-2000
                             ----------------------
         Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling shareholders shall determine.
                             ----------------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these
securities   in  any  state   where   the  offer  or  sale  is  not   permitted.
--------------------------------------------------------------------------------


                   SUBJECT TO COMPLETION, DATED APRIL 12, 2000

                                   PROSPECTUS

                               MCI WORLDCOM, INC.

                   A MAXIMUM OF 346,410 SHARES OF COMMON STOCK


                             ----------------------


         This prospectus relates to a maximum of 346,410 shares of our common stock. These shares may be offered and sold from time to time by the selling shareholders named herein. The selling shareholders may offer their common shares through public or private transactions, on or off The Nasdaq National Market, at prevailing market prices, or at privately negotiated prices. The selling shareholders may include pledgees, donees, transferees, or other successors in interest. We will provide specific terms of any offerings made under this prospectus in prospectus supplements, if necessary.


         We will not receive any of the proceeds from the sale of the common shares. We will bear the costs relating to the registration of the common shares, estimated to be approximately $16,000.


         The common shares are traded on The Nasdaq National Market under the symbol WCOM. The closing sales price of the common shares as reported on The Nasdaq National Market on April 10, 2000 was $42.6875 per share. The selling shareholders will pay any sales commissions or underwriting discounts and fees and expenses of their counsel incurred in connection with the sale of shares through this prospectus.


                             ----------------------

         These   securities  have  not  been  approved  or  disapproved  by  the
Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------


                  The date of this prospectus is April 12, 2000

                                EXPLANATORY NOTES

         We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling shareholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares.

         You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision. All references to "we," "us," "our" or "MCI WorldCom" in this prospectus mean MCI WORLDCOM, Inc. and its subsidiaries.



                                TABLE OF CONTENTS
                                                                            Page

The Company...................................................................2
Recent Developments...........................................................3
Use of Proceeds...............................................................4
Selling Shareholders..........................................................4
Plan of Distribution..........................................................5
Experts.......................................................................6
Where You Can Find More Information...........................................7
Cautionary Statement Regarding Forward-Looking Statements.....................7


                                   THE COMPANY

     Organized in 1983, MCI WORLDCOM, Inc., a Georgia corporation, provides a broad range of communications, outsourcing, and managed network services to both U.S. and non-U.S. based corporations. We are a global communications company utilizing a facilities-based, on-net strategy throughout the world. The on-net approach allows our customers to send data streams or voice traffic across town, across the U.S., or to any of our facilities-based networks in Europe or Asia, without ever leaving the confines of our network. The on-net approach provides our customers with superior reliability and low operating costs. Prior to September 15, 1998, we were named WorldCom, Inc.

     We leverage our facilities-based networks to focus on data and the Internet. We provide the building blocks or foundation for the new e-conomy. Whether it is an emerging e-business or a larger, more established company who is embracing an e-business approach, we provide the communications infrastructure to help make them successful. From private networking - frame relay and asynchronous transfer mode ("ATM") - to high capacity Internet and related services, to hosting for complex, high volume mega-sites, to turn key network management and outsourcing, we provide the broadest range of Internet and traditional, private networking services available from any provider.


         Our core business is communications services, which includes voice, data, Internet, and international services. During each of the last three years, more than 90% of our operating revenues were derived from communications services.

         Our executive offices are located at 500 Clinton Center Drive, Clinton, Mississippi 39056 and our telephone number is (601) 460-5600.

                               RECENT DEVELOPMENTS

     On October 5, 1999, we announced that we had entered into an Agreement and Plan of Merger dated as of October 4, 1999, which was amended and restated on March 8, 2000, between MCI WorldCom and Sprint Corporation. Under the terms of the Sprint merger agreement, Sprint will merge with and into MCI WorldCom.

         Sprint is a diversified telecommunications company, providing long distance, local and wireless communications services. Sprint's business is organized in two groups: the Sprint PCS group and Sprint FON group. Sprint built and operates the United States' first nationwide all-digital, fiber-optic network and is a leader in advanced data communications services. In 1999 Sprint had $20 billion in annual revenues and serves more than 20 million business and residential customers. Additional information regarding Sprint and the Sprint merger agreement is contained in our Current Report on Form 8-K-1 dated April 11, 2000, filed April 11, 2000), which is incorporated by reference herein.

     Under the merger agreement with Sprint, each outstanding share of Sprint's FON common stock will be exchanged for $76.00 of MCI WorldCom common stock, subject to a collar. In addition, each share of Sprint's PCS common stock will be exchanged for one share of a new MCI WorldCom PCS tracking stock and 0.116025 shares of MCI WorldCom common stock. The terms of the MCI WorldCom PCS tracking stock will be virtually identical to the terms of Sprint's PCS common stock and will be designed to track the performance of the PCS business of the surviving company in the Sprint merger. Holders of Sprint class A stock will receive that amount of MCI WorldCom common stock and MCI WorldCom PCS tracking stock as if such class A stock had been converted into Sprint FON common stock and Sprint PCS common stock immediately before the Sprint merger. Holders of the other classes or series of Sprint capital stock will receive one share of a class or series of our capital stock with virtually identical terms, which will be established in connection with the Sprint merger, for each share of Sprint capital stock that they own. Sprint will redeem for cash each outstanding share of the Sprint first and second series preferred stock before completion of the Sprint merger. The Sprint merger, valued at approximately $129 billion, will be accounted for as a purchase and will be tax-free to Sprint stockholders.

     The actual number of shares of MCI WorldCom common stock to be exchanged for each share of Sprint's FON common stock will be determined based on the average trading prices of MCI WorldCom common stock prior to the closing, but will not be less than 1.4100 shares (if MCI WorldCom's average stock price equals or exceeds $53.9007) or more than 1.8342 shares (if MCI WorldCom's average stock price equals or is less than $41.4350).

     Consummation of the Sprint merger is subject to various conditions set forth in the merger agreement with Sprint, including the adoption of the merger agreement by stockholders of Sprint, the approval of the Sprint merger by shareholders of MCI WorldCom, the approval of the issuance of MCI WorldCom capital stock in the Sprint merger by shareholders of MCI WorldCom, certain U.S. and foreign regulatory approvals and other customary conditions. Special meetings of shareholders of MCI WorldCom and Sprint have been called for April 28, 2000 to vote on the merger proposals. It is anticipated that the Sprint merger will close in the second half of 2000. Additionally, if the Sprint merger is consummated, the integration and consolidation of Sprint would require substantive management and financial resources and involve a number of significant risks, including potential difficulties in assimilating technologies and services of Sprint and in achieving anticipated synergies and cost reductions.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common shares offered by this prospectus, nor will such proceeds be available for our use or benefit.

                              SELLING SHAREHOLDERS


         A total of 346,410 of our common shares registered for sale under this prospectus were issued to Newbridge Latin America, L.P. (the "selling shareholder"). All of the shares were acquired by the selling shareholder pursuant to the irrevocable exercise of certain exchange rights in connection with the acquisition by MCI WorldCom of SkyTel Communications, Inc. Under the terms of the transaction, MCI WorldCom agreed to register for resale the shares of common stock to be received by the selling shareholder in connection with the transaction.


         The term "selling shareholder" also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholder named in the table below. To the extent required, we will name any additional selling shareholder in a supplement to this prospectus.


         The following table sets forth certain information with respect to the beneficial ownership of our common stock by the selling shareholder as of April 11, 2000 before giving effect to the sale of shares of common stock in this offering. The selling shareholder has not had any position or office with us or any of our affiliates within the past three years. There is no material relationship between the selling shareholder and us or our affiliates in the last three years, other than their investment in MTEL Latin America, Inc. All of the shares owned by the selling shareholder may be offered by such shareholder in this offering. We cannot assure you, however, that the selling shareholder will sell any of the shares of our common stock covered by this prospectus. The selling shareholder does not hold one or more percent of the outstanding shares of our common stock.


         The information included in this section is based upon information provided by the selling shareholder.


                                          Shares              Shares
                                          Beneficially        Beneficially
                                          Owned Prior To      Owned After the
     Name                                 the Offering(1)     Offering (1)(2)
     ----                                 ---------------     ---------------


     Newbridge Latin America, L.P.(3)        346,410                  0



(1) Unless otherwise noted, each person has sole voting and investment power with respect to all shares listed opposite such person's name.

(2) The shares may be offered from time to time by the selling shareholder. The selling shareholder is not obligated to sell all or any portion of their shares, nor is it obligated to sell any of its shares immediately pursuant to this prospectus. Because the selling shareholder may sell all or some of its shares, no estimate can be given as to the amount of common stock actually to be offered for sale by the selling shareholder or as to the amount of common stock that will be held by the selling shareholder upon the termination of this offering.

(3) Newbridge Latin America, L.P. is a Cayman Islands limited partnership. The managing general partner of Newbridge Latin America, L.P. is LATAM GP, L.P., a Delaware limited partnership. The general partner of LATAM GP, L.P. is LAF Advisors, L.L.C., a Delaware limited liability company, whose members are TPG LAF Advisors, Inc. (controlled by Messrs. David Bonderman, James Coulter, and William Price), Richard P. Schifter, William A. Franke, and RCBA LAF Group, LLC (controlled by Richard C. Blum). Messrs. Bonderman, Coulter, Price, Schifter, Franke, and Blum disclaim beneficial ownership of all shares held by Newbridge Latin America, L.P. The address of Newbridge Latin America, L.P. is 201 Main Street Suite 2420, Fort Worth, Texas 76102.

                              PLAN OF DISTRIBUTION

         We are registering the common shares covered by this prospectus for the selling shareholder. To the extent required, we will identify any additional selling shareholder in a supplement to this prospectus.

         The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholder may sell the common shares on The Nasdaq National Market, in the over-the-counter market or in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

         In addition, the selling shareholder may sell some or all of its common shares through:

         o a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

         o purchases by a broker-dealer, as principal, and resale by the broker-dealers for its account; or

         o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         The selling shareholder may enter into hedging transactions with respect to its shares. For example, the selling shareholder may:

         o enter into transactions involving short sales of the common shares by broker-dealers;

         o sell common shares short itself and redeliver such shares to close out its short positions;

         o enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

         o loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling shareholder may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholder may allow other broker-dealers to participate in resales. However, the selling shareholder and any broker-dealers involved in the sale or resale of the common shares may qualify as "underwriters" within the meaning of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act of 1933. If the selling shareholder or any broker-dealers qualify as "underwriters," they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

         In addition to selling their common shares under this prospectus, the selling shareholder may:

         o agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the Securities Act of 1933;

         o transfer its common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

         o sell its common shares under Rule 144 of the Securities Act of 1933 rather than under this prospectus, if the transaction meets the requirements of Rule 144.

         When a particular offering is made, if required, we will distribute to you a prospectus supplement. This supplement will set forth the names of the selling shareholders, the aggregate amount and type of shares being offered, the number of such shares owned before and after the completion of any such offering, and, to the extent required, the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Any underwriters, brokers, dealers or agents who participate in any sale of the shares may also perform services for us or our affiliates.

         All expenses of the registration of the shares will be paid by us, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of our counsel and expenses of any audits incidental to this registration. The selling shareholder will pay expenses related to any sales commissions or underwriting discounts and fees and expenses of its counsel incurred in connection with the sale of shares through this prospectus.

         We have agreed to indemnify the selling shareholder and anyone who controls the selling shareholder against certain liabilities and expenses arising out of or based upon the information contained in this document, including liabilities under federal securities laws.


                                     EXPERTS

         The consolidated financial statements of MCI WorldCom as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in MCI WorldCom's Annual Report on Form 10-K for the year ended December 31, 1999, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving such reports.

         The consolidated financial statements of Brooks Fiber Properties, Inc. as of December 31, 1997, and for the year ended December 31, 1997, have been incorporated by reference in this document and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, included in MCI WorldCom's Annual Report on Form 10-K for the year-ended December 31, 1999 and incorporated by reference in this document, and upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements and schedules of Sprint and the combined financial statements and schedules of the Sprint FON Group and the Sprint PCS Group appearing in MCI WorldCom's Current Report on Form 8-K-2 dated April 11, 2000 (filed April 11, 2000) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference which, as to the years 1998 and 1997 for Sprint and the Sprint PCS Group, are based in part on the reports of Deloitte & Touche LLP, independent auditors. Such consolidated and combined financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

         The consolidated financial statements of Sprint Spectrum Holding Company, L.P. as of December 31,1998, and for each of the years in the two-year period ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is included in MCI WorldCom's Current Report on Form 8-K-2 dated April 11, 2000 (filed April 11,
2000), and are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

         We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933 (the "Securities Act"). This prospectus is a part of that registration statement. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC under File No. 000-11258:

     o   Our Annual Report on Form 10-K for the year ended December 31, 1999.

     o   Our Current Reports on Form 8-K dated October 4, 1999 (filed October 6,
         1999), Form 8-K dated October 5, 1999 (filed October 15, 1999), Form 8-K-1 dated April 11, 2000 (filed April 11, 2000) and Form 8-K-2 dated April 11, 2000 (filed April 11, 2000).

     o All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the completion of this offering (other than those portions of such documents described in paragraphs
         (i),  (k), and (l) of Item 402 of  Regulation  S-K  promulgated  by the
         SEC).

     You may receive a copy of any of these filings (except exhibits, unless the exhibits are specifically incorporated), at no cost, by writing or telephoning:

                               MCI WORLDCOM, Inc.
                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                       Telephone Number (601) 460-5600 or
                                 (877) 624-9266
                    Attention: Investor Relations Department


     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     The following statements are or may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

         o any statements contained or incorporated herein regarding possible or assumed future results of operations of MCI WorldCom's business, anticipated cost savings or other synergies, the markets for MCI WorldCom's services and products, anticipated capital expenditures, the outcome of Euro conversion efforts, regulatory developments or competition;

         o    any statements  preceded by, followed by or that include the words
              "intends,"  "estimates,"  "believes,"  "expects,"   "anticipates,"
              "should," "could," or similar expressions; and

         o other statements contained or incorporated by reference herein regarding matters that are not historical facts.

     Such statements are subject to risks and uncertainties. You should understand that certain important factors, in addition to the factors discussed in the documents we incorporate by reference in this prospectus, could affect our future results and could cause those results to differ materially from those expressed in our forward-looking statements. You should not place undue reliance on any of our forward-looking statements, which speak only as of the date thereof. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, without limitation:

          o whether the Sprint merger is completed and the ability to integrate the operations of MCI WorldCom and Sprint, including their respective products and services;

          o the effects of vigorous competition in the markets in which we operate;

          o the impact of technological change on our business, new entrants and alternative technologies, and dependence on availability of transmission facilities;

          o   risks of international business;

          o regulatory risks, including the impact of the Telecommunications Act of 1996;

          o   contingent liabilities;

          o   the impact of competitive services and pricing;

          o   risks associated with the Euro conversion efforts;

          o risks associated with debt service requirements and interest rate fluctuations;

          o   our degree of financial leverage, and

          o other risks referenced from time to time in our filings with the SEC.

     Our independent public accountants have not examined or compiled the forward-looking statements referred to above or any forecasts or other projections incorporated by reference herein and, accordingly, they do not provide any assurance with respect to such statements.

     The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by MCI WorldCom or persons acting on its behalf. MCI WorldCom does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses (other than underwriting discounts and sales commissions) relating to the registration of common shares will be borne by us. These expenses are estimated to be as follows*:

                  SEC Registration Fee ----------------------------------$ 4,621
                  Accountants' Fees -------------------------------------  5,000
                  Legal Fees --------------------------------------------  5,000
                  Miscellaneous -----------------------------------------  1,379
                                                                         -------
                  Total -------------------------------------------------$16,000
                                                                         =======

         * The selling shareholder will pay expenses related to the securities laws of any state and any sales commissions or underwriting discounts and fees and expenses of its counsel incurred in connection with the sale of shares registered hereunder.


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "GBCC") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for any action taken, or any failure to take any action, as a director; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, receiving from any transaction an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the GBCC. Section 14-2-202(b)(4) also does not eliminate or limit the rights of MCI WorldCom or any shareholder to seek an injunction or other nonmonetary relief in the event of a breach of a director's duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director, and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

     The provisions of Article Ten of MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the GBCC as outlined above. Article Ten further provides that the liability of directors of MCI WorldCom shall be limited to the fullest extent permitted by amendments to Georgia law. Sections 14-2-850 to 14-2-859, inclusive, of the GBCC govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the GBCC permits indemnification of an individual for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of MCI WorldCom) in which the individual is made a party because he or she is or was a director of MCI WorldCom, or, while a director of MCI WorldCom, such individual is or was serving at the request of MCI WorldCom, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This Section permits indemnification if the director acted in good faith and reasonably believed (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (c) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding.

     A Georgia  corporation may not indemnify a director under Section 14-2-851:
(1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding, provided it is determined that such director met the relevant standard of conduct set forth above, or (2) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit, whether or not involving action in his or her official capacity.

     Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made under Section 14-2-855 of the GBCC by:
(1) a majority vote of a quorum consisting of disinterested directors; (2) a duly designated committee of disinterested directors; (3) duly selected special legal counsel; or (4) a vote of the shareholders, excluding shares owned by or voted under the control of directors who do not qualify as disinterested directors.


     Section 14-2-856 of the GBCC provides that a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the GBCC provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of MCI WorldCom, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.


     The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable: (1) for any appropriation, in violation of his or her duties, of any business opportunity of MCI WorldCom; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for unlawful distributions under Section 14-2-832 of the GBCC; or (4) for any transaction in which the director obtained an improper personal benefit.

     Section 14-2-857 of the GBCC provides that an officer of MCI WorldCom (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, subject to the same limitations as described above. In addition, MCI WorldCom may, as provided by either MCI WorldCom's Second Amended and Restated Articles of Incorporation as amended, MCI WorldCom's Restated Bylaws, general or specific actions by its board of directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

     The indemnification provisions of Article X of MCI WorldCom's Restated Bylaws and Article Twelve of MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, are consistent with the foregoing provisions of the GBCC. However, MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, prohibit indemnification of a director who did not believe in good faith that his or her actions were in, or not opposed to, MCI WorldCom's best interests, or to have improperly received a personal benefit, or in the case of a criminal proceeding, if such director had reasonable cause his or her conduct was unlawful, or in the case of a proceeding by or in the right of MCI WorldCom, to which such director was adjudged liable to MCI WorldCom, unless a court shall determine that the director is fairly and reasonably entitled to indemnification in view of all the circumstances. MCI WorldCom's Restated Bylaws extend the indemnification available to officers under the GBCC to employees and agents.

ITEM 16.  EXHIBITS.

         See Exhibit Index.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a view registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of Mississippi, on April 11, 2000.

                                             MCI WORLDCOM, INC.

                                             By: /S/ Scott D. Sullivan
                                                ----------------------
                                                  Scott D. Sullivan
                                                Chief Financial Offier



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Name                                  Title                             Date
        ----                                  -----                             ----

s/ Clifford L. Alexander, Jr.*
--------------------------------------     Director                            April 11, 2000
  Clifford L. Alexander, Jr.


     /s/ James C. Allen*
--------------------------------------     Director                            April 11, 2000
        James C. Allen


      /s/ Judith Areen*
--------------------------------------     Director                            April 11, 2000
         Judith Areen


     /s/ Carl J. Aycock*
--------------------------------------     Director                            April 11, 2000
        Carl J. Aycock


     /s/ Max E. Bobbitt*
--------------------------------------     Director                            April 11, 2000
        Max E. Bobbitt



    /s/ Bernard J. Ebbers*
--------------------------------------     Director, President and Chief       April 11, 2000
      Bernard J. Ebbers                    Executive Officer (Principal
                                           Executive Officer)


    /s/ Francesco Galesi*
--------------------------------------     Director                            April 11, 2000
       Francesco Galesi

                                      II-5

 /s/ Stiles A. Kellett, Jr*.
--------------------------------------     Director                            April 11, 2000
    Stiles A. Kellett, Jr.


    /s/ Gordon S. Macklin*
--------------------------------------     Director                            April 11, 2000
      Gordon S. Macklin


     /s/ John A. Porter*
--------------------------------------     Director                            April 11, 2000
        John A. Porter


  /s/ Bert C. Roberts, Jr.*
--------------------------------------     Chairman of the Board               April 11, 2000
     Bert C. Roberts, Jr.


    /s/ John W. Sidgmore*
--------------------------------------     Vice Chairman of the Board,         April 11, 2000
       John W. Sidgmore                    Chief Operations Officer and
                                           Director


    /s/ Scott D. Sullivan
--------------------------------------     Director and Chief Financial        April 11, 2000
      Scott D. Sullivan                    Officer (Principal Financial
                                           Officer and Principal
                                           Accounting Officer)


   /s/ Lawrence C. Tucker*                                                     April 11, 2000
--------------------------------------     Director
      Lawrence C. Tucker


     /s/ Juan Villalonga*
--------------------------------------     Director                            April 11, 2000
       Juan Villalonga



     /s/ Scott D. Sullivan
--------------------------------------
      Scott D. Sullivan
       Attorney-in-Fact



                                INDEX TO EXHIBITS

EXHIBIT NO.                             DESCRIPTION
-----------                             -----------


2.1*                Agreement  and Plan of Merger  between  MCI  WORLDCOM,  Inc.
                    ("MCI WorldCom") and Sprint Corporation ("Sprint") dated as of October 4, 1999 (incorporated herein by reference to Annex I of MCI WorldCom's Amendment No. 3 on Form S-4 (filed February 17, 2000) (Registration No. 333-90421)

4.1 Second Amended and Restated Articles of Incorporation of MCI WorldCom (including preferred stock designations), as amended as of October 1, 1999 (incorporated herein by reference to Exhibit 4.1 of MCI WorldCom's Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on
                    Form  S-4  (filed   October  1,  1999)   (Registration   No.
                    333-85919))

4.2 Restated Bylaws of MCI WorldCom (incorporated herein by reference to Exhibit 3.2 to MCI WorldCom's Current Report on Form 8-K dated September 14, 1998) (filed September 29,
                    1998) (File No. 0-11258))


4.3 Rights Agreement dated as of August 25, 1996 between MCI WorldCom and The Bank of New York, which includes the form of Certificate of Designations, setting forth the terms of the Series 3 Junior Participating Preferred Stock, par value $.01 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Preferred Stock Purchase Rights as Exhibit C (incorporated herein by reference to Exhibit 4 to the Current Report on Form 8-K dated August 26, 1996 (as amended) filed by MCI WorldCom with the Securities and Exchange Commission on August 26, 1996 (File No. 0-11258))

4.4 Amendment No. 1 to Rights Agreement dated as of May 22, 1997 by and between MCI WorldCom and The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit
                    4.2 to MCI WorldCom's Current Report on Form 8-K dated May 22, 1997 (filed June 6, 1997) (Filed No. 0-11258))


5.1**               Opinion of Counsel re: legality


23.1                Consent of Arthur Andersen LLP

23.2                Consent of KPMG LLP


23.3                Consesnt of Ernst & Young LLP

23.4                Consent of Deloitte & Touche LLP


23.5                Consent of Counsel (included in Exhibit 5.1)


24.1**              Power of Attorney (included in signature page)


--------------------------------
* The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this Agreement to the Securities and Exchange Commission upon request.


**Previously filed.



                                      II-7